SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 30, 2007

DENTAL PATIENT CARE AMERICA, INC.

(Exact name of registrant as specified in its charter)

Utah (State or other jurisdiction of incorporation)	333-37842 (Commission file number)	87-0639343 (IRS employer identification no.)
2150 South 1300 East, Suite 500, SLC, UT	84106
(Address of principal executive offices)	(Zip code)

(801) 990-3314

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective April 1, 2007, the Company, through its wholly owned subsidiary, Dental Cooperative, Inc. (the “Cooperative”), entered into an Affiliate Member Practice Purchase Agreement (the “Purchase Agreement”) with P. Berrett Packer DDS, Inc. (the “Provider”) and Dr. Berrett Packer. Under the Purchase Agreement, the Cooperative may acquire substantially all of Dr. Packer’s dental practice in consideration for future cash payments. The transfer of the practice assets is not anticipated to occur until the five-year anniversary of closing date. In connection with the closing, the Provider obtained a loan in the principal amount of twenty-percent (20%) of the practice purchase price from Stillwater National Bank and Trust Company (the “Loan”). The Purchase Agreement also contains confidentiality, indemnification and other provisions.

In connection with the Purchase Agreement, the Cooperative, Provider and Dr. Packer executed a Management Services Agreement (the “Management Agreement”). Under the Management Agreement, the Company has retained the Provider to independently manage and operate the dental practice for a five year period in consideration for a percentage of the Provider’s margin (i.e., the Provider’s collections less operating expenses) plus an additional cash payment. The Management Agreement contains, among other provisions, (i) requirements with respect to minimum collection and minimum margin levels that must be maintained during the term of the agreement, and (ii) confidentiality and indemnification provisions. The Management Agreement is effective immediately upon closing of the Purchase Agreement.

In connection with the Loan, the Company and the Cooperative agreed to subordinate certain rights that may accrue in connection with the Purchase Agreement and Management Agreement to the amounts owing to the lender under the Loan.

This is the fourth dental practice acquisition arrangement that the Company has entered into during 2007.

Item 2.01 Completion of Acquisition or Disposition of Assets

The Company has acquired a significant amount of assets outside the ordinary course of business under the arrangements that are described in Item 1.01, which description is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

d.	Exhibits

Number	Description
10.1	Affiliate Member Practice Purchase Agreement, by and between Dental Cooperative, Inc., P. Berrett Packer DDS, Inc., and Dr. Packer, dated March 30, 2007.
10.2	Management Services Agreement, by and between Dental Cooperative, Inc., P. Berrett Packer DDS, Inc., and Dr. Packer, dated March 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2007	DENTAL PATIENT CARE AMERICA, INC. (Registrant) By /s/ Michael Silva Michael Silva Chief Executive Officer